Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation/Organization
9103-2359 Quebec Inc.	Canada
Assenzio S.r.l.	Italy
Entertainment Services Latam S.A. de C.V.	Mexico
Fiesta Texas Hospitality LLC	Texas
Fiesta Texas, Inc.	Texas
Flags Beverages, Inc.	Texas
Funtime Inc.	Ohio
Funtime Parks, Inc.	Delaware
GP Holdings Inc.	Delaware
Great America LLC	Illinois
Great Escape Holding Inc.	New York
Great Escape Rides L.P.	New York
Great Escape Theme Park L.P.	New York
Hurricane Harbor GP LLC	Delaware
Hurricane Harbor LP	Delaware
Hurricane Harbor LP LLC	Delaware
HWP Development LLC	New York
HWP Development Holdings LLC	New York
HWP Management, Inc.	New York
Magic Mountain LLC	California
Parc Six Flags Montreal Inc.	Canada
Parc Six Flags Montreal, S.E.C.	Canada
Park Management Corp.	California
PP Data Services Inc.	Texas
Premier International Holdings Inc.	Delaware
Premier Parks Holdings Inc.	Delaware
Riverside Park Enterprises, Inc.	Massachusetts
SF HWP Management LLC	New York
SFG Holdings, Inc.	Delaware
SF Great America Holding LLC	Illinois
SFOG II, Inc.	Delaware
SFOG II Employee, Inc.	Delaware
SFOG Acquisition A Holdings, Inc.	Delaware
SFOG Acquisition A, Inc.	Delaware
SFOG Acquisition B Holdings, Inc.	Delaware
SFOG Acquisition B, L.L.C.	Delaware

SFOG Acquisition Company LLC	Delaware
SFOT II Holdings, LLC	Delaware
SFOT Acquisition I, Inc.	Delaware
SFOT Acquisition I Holdings, Inc.	Delaware
SFOT Acquisition II, Inc.	Delaware
SFOT Acquisition II Holdings, Inc.	Delaware
SFOT Employee, Inc.	Delaware
SFT Holdings, Inc.	Delaware
Six Flags America Inc.	Colorado
Six Flags America LP	Maryland
Six Flags America Property Corporation	Maryland
Six Flags Concord LLC	California
Six Flags Great Adventure LLC	New Jersey
Six Flags Great Escape L.P.	New York
Six Flags International Development Co.	Texas
Six Flags Mexico S.A. de C.V.	Mexico
Six Flags Oaxtepec S.A. de C.V.	Mexico
Six Flags Operations Inc.	Delaware
Six Flags Over Georgia, Inc.	Delaware
Six Flags Over Georgia II, L.P.	Delaware
Six Flags Over Texas, Inc.	Delaware
Six Flags Park Commercial Consulting (Beijing) Co., Ltd.	China
Six Flags Services HK Limited	Hong Kong
Six Flags Services, Inc.	Delaware
Six Flags Services of Illinois, Inc.	Delaware
Six Flags St. Louis LLC	Missouri
Six Flags Theme Parks Inc.	Delaware
South Street Holdings LLC	Delaware
Station Development Associates LP	Delaware
Station Development, Inc.	New York
Stuart Amusement Company	Massachusetts
Texas Flags, Ltd.	Delaware
Ventas y Servicios al Consumidor S.A. de C.V.	Mexico